UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

         Date of Report (Date of earliest event reported) August 2, 2002

    (Exact name of registrant as specified in its charter) DST Systems, Inc.

      (State or other             (Commission            (I.R.S. Employer
        jurisdiction              File Number)          Identification No.)
                                of incorporation)

         Delaware                    1-14036                43-1581814


                333 West 11th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (816) 435-1000

                                 Not Applicable
         (Former name or former address, if changed since last report.)

                                    FORM 8-K
                                DST SYSTEMS, INC.

ITEM 1  CHANGES IN CONTROL OF REGISTRANT
Not applicable.

ITEM 2  ACQUISITION OR DISPOSITION OF ASSETS
Not applicable.

ITEM 3  BANKRUPTCY OR RECEIVERSHIP
Not applicable.

ITEM 4  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
Not applicable.

ITEM 5  OTHER EVENTS
See attached as an Exhibit to this Form 8-K a News Release released August 2, 2002 concerning the announcement of the acquisition of lock\line, LLC by DST lock\line, INC., a wholly-owned subsidiary of DST Systems, Inc.

ITEM 6  RESIGNATIONS OF REGISTRANT'S DIRECTORS
Not applicable.

ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS
Not applicable.

ITEM 8  CHANGE IN FISCAL YEAR
Not applicable.

ITEM 9  REGULATION FD DISCLOSURE
Not applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DST Systems, Inc.


                                    /s/ Randall D. Young
                                    Vice President, General Counsel,
                                    Secretary

Date: August 6, 2002

             DST SYSTEMS, INC. ANNOUNCES ACQUISITION OF lock\line(R)

KANSAS CITY, MO. (August 2, 2002) - DST Systems, Inc. today announced the acquisition of the operations of lock\line, LLC for cash. lock\line provides administrative services to support insurance programs for wireless communication devices, extended warranty programs for land line telephone and consumer equipment, and event based debt protection programs. lock\line is headquartered in the Kansas City area. lock\line revenues for its fiscal year ended April 30, 2002 were approximately $51 million.

Terms of the transaction were not disclosed. lock\line will be included in the Financial Services Segment for financial reporting purposes. The transaction is expected to be accretive to diluted earnings per share.

DST Systems, Inc.
333 West 11th Street
Kansas City, MO
64105-1594

NYSE Symbol: DST
Contact:
Thomas A. McDonnell (816) 435-8684
President and Chief Executive Officer
Kenneth V. Hager (816) 435-8603
Vice President and Chief Financial Officer